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                                                                      EXHIBIT 23





INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-74613 on Form S-16, No. 33-66474 on Form S-8, and No. 333-02271 on Form S-3
of Mobile Gas Service Corporation (the "Company") of our report dated November 7, 1996, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 1996.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 20, 1996